Execution Version

SHAREHOLDER RIGHTS PLAN AGREEMENT

Dated June 1, 2011

BETWEEN

GOLD STANDARD VENTURES CORP.

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Rights Agent

TABLE OF CONTENTS

Page

ARTICLE 1	INTERPRETATION	2
1.1	Certain Definitions	2
1.2	Beneficial Ownership	12
1.3	Control	14
1.4	Subsidiary	14
1.5	Currency	14
1.6	Number and Gender	14
1.7	Headings	14
1.8	Acting Jointly or in Concert	15
1.9	Holder	15
1.10	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares	15

ARTICLE 2	THE RIGHTS	15
2.1	Legend on Voting Share Certificates	15
2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights	16
2.3	Adjustments to Exercise Price; Number of Rights	19
2.4	Date on Which Exercise is Effective	25
2.5	Execution, Authentication, Delivery and Dating of Rights Certificates	25
2.6	Registration, Transfer and Exchange	25
2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates	26
2.8	Persons Deemed Owners of Rights	27
2.9	Delivery and Cancellation of Certificates	27
2.10	Agreement of Rights Holders	27
2.11	Holder of Rights Not Deemed a Shareholder	28

ARTICLE 3	ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF A FLIP-IN EVENT	28
3.1	Flip-in Event	28

ARTICLE 4	THE RIGHTS AGENT	30
4.1	General	30
4.2	Merger, Amalgamation or Consolidation or Change of Name of Rights Agent	30
4.3	Duties of Rights Agent	31
4.4	Change of Rights Agent	33
4.5	Compliance with Money Laundering Legislation	33
4.6	Privacy Provision	34

ARTICLE 5	MISCELLANEOUS	34
5.1	Redemption and Termination of Rights	34
5.2	Waiver of Flip-In Events	35
5.3	Expiration	35
5.4	Issuance of New Rights Certificates	36
5.5	Supplements and Amendments	36
5.6	Fractional Rights and Fractional Shares	37
5.7	Rights of Action	38
5.8	Regulatory Approvals	38
5.9	Notice of Proposed Actions	38
5.10	Notices	38

TABLE OF CONTENTS
(continued)

Page

5.11	Costs of Enforcement	39
5.12	Successors	39
5.13	Benefits of this Agreement	40
5.14	Governing Law	40
5.15	Language	40
5.16	Counterparts	40
5.17	Severability	40
5.18	Determinations and Actions by the Board of Directors	40
5.19	Time of the Essence	40
5.20	Effective Date and Expiry Time	41
5.21	Declaration as to Non-Canadian Holders	41

SHAREHOLDER RIGHTS PLAN AGREEMENT

THIS SHAREHOLDER RIGHTS PLAN AGREEMENT made as of the 1st day of June, 2011

BETWEEN:

GOLD STANDARD VENTURES CORP., a company incorporated under the laws of the Province of British Columbia, having an office at Suite 610 – 815 West Hastings Street, Vancouver, British Columbia, V6C 1B4

(hereinafter referred to as the “Corporation”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office at 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

(hereinafter referred to as the “Rights Agent”, which term shall include any successor Rights Agent hereunder)

WHEREAS:

A.
The Board of Directors of the Corporation has determined that it is advisable for the Corporation to adopt a shareholder rights plan to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any Take-Over Bid (as hereinafter defined) and that the Board of Directors is provided with sufficient time to evaluate unsolicited Take-Over Bids and to explore and develop alternatives to maximize shareholder value;

B.	To implement the adoption of a shareholder rights plan, the board of directors of the Corporation has authorized the issuance:

(i)
effective at the close of business (Vancouver time) on the Effective Date (as hereinafter defined), of one Right (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at the close of business (Vancouver time) on the Effective Date (the "Record Time");

(ii)
issuance of one Right in respect of each Voting Share of the Corporation issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiry Time (as hereinafter defined); and

(iii)	of Rights Certificates (as hereinafter defined) to holders of Rights pursuant to the terms and subject to the conditions set forth herein;

C.	Each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

D.	The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Rights Agent; and

E.
The Rights Agent has agreed to enter into this Agreement and act on the Corporation’s behalf in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein.

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the Corporation and the Rights Agent hereby agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

"Acquiring Person" means any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided that the term "Acquiring Person" shall not include:

(i)	the Corporation or any Subsidiary of the Corporation;

(ii)	any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of:

(A)
an acquisition or a redemption by the Corporation of Voting Shares and/or Convertible Securities which, by reducing the number of outstanding Voting Shares and/or Convertible Securities outstanding, increases the percentage of Voting Shares Beneficially Owned by any Person;

(B)	a Permitted Bid Acquisition,

(C)	an Exempt Acquisition,

(D)	a Convertible Security Acquisition, or

(E)	a Pro Rata Acquisition;

provided that if a Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of one or any combination of (A), (B), (C), (D) or (E) and such Person thereafter becomes the Beneficial Owner of an additional 1% or more of the outstanding Voting Shares (other than pursuant to one or more of (A), (B), (C), (D) or (E)), then such Person shall become an Acquiring Person as of the date and time that such Person becomes the Beneficial Owner of such additional Voting Shares;

(iii)
an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of an acquisition from the Corporation in connection with a distribution of securities pursuant to a prospectus or by way of a private placement; and

(iv)
a Person (a “Grandfathered Person”) who is the Beneficial Owner of 20% or more of the outstanding Voting Shares determined as at the Record Time, provided that this exception shall not, and shall cease to, apply if, after the Record Time, the Grandfathered Person: (1) ceases to Beneficially Own 20% or more of the outstanding Voting Shares; or (2) becomes the Beneficial Owner of an additional 1% or more of the outstanding Voting Shares (other than pursuant to one or more of subsection (ii)(A), (B), (C), (D) or (E));

"Affiliate", when used to indicate a relationship with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person and a body corporate shall be deemed to be an Affiliate of another body corporate if one of them is the Subsidiary of the other or if both are Subsidiaries of the same body corporate or if each of them is controlled by the same Person.

"Agreement" means this shareholder rights plan agreement between the Corporation and the Rights Agent, as amended, supplemented or restated from time to time; "hereto", "herein", "hereof", "hereunder", "this Agreement" and similar expressions refer to this Agreement including the Exhibits as a whole and not to any particular part of this Agreement.

“Annual Cash Dividend” means cash dividends paid in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

(i)	200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

(ii)	300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

(iii)	100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

"Associate", when used to indicate a relationship with a specified Person, means: (i) any corporation of which such specified Person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation for the time being outstanding; (ii) any partner of that specified Person; (iii) any trust or estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar capacity; (iv) a spouse of such specified Person; (v) any Person of either sex with whom such specified Person is living in a conjugal relationship outside marriage; or (vi) any relative of such specified Person or of a Person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified Person.

"Board of Directors" means the board of directors of the Corporation or any duly constituted or empowered committee thereof.

"BCA" means the Business Corporations Act (British Columbia), S.B.C. 2002, chapter 57, as amended, and the regulations made thereunder, and any comparable or successor laws or regulations thereto.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Vancouver, British Columbia are authorized or obligated by law to close.

"Canadian Dollar Equivalent" of any amount which is expressed in United States dollars means, on any date, the product of such amount and the U.S.-Canadian Exchange Rate in effect on such date.

"Canadian-U.S. Exchange Rate" means on any date the inverse of the U.S.-Canadian Exchange Rate.

"Close of Business" on any date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the principal office of the transfer agent for the Common Shares in the City of Vancouver, British Columbia (or, after the Separation Time, the principal office of the Rights Agent in the City of Vancouver, British Columbia) is closed to the public.

"Common Shares" means the common shares in the capital of the Corporation.

"Competing Permitted Bid" means a Take-Over Bid that:

(i)
is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry, termination or withdrawal of that Permitted Bid or Competing Permitted Bid (in this definition, the "Prior Bid");

(ii)	satisfies each of the provisions of the definition of a Permitted Bid other than the requirements set out in Subsection (ii)(A) and (D) of the definition of Permitted Bid; and

(iii)	contains, and the take-up and payment for securities deposited or tendered thereunder are subject to, irrevocable and unqualified conditions that:

(A)
no Voting Shares and/or Convertible Securities shall be taken up or paid for pursuant to the Take-Over Bid (x) prior to the Close of Business on a date that is not less than the later of 35 days after the date of such Take-Over Bid constituting the Competing Permitted Bid and 60 days after the date of the earliest Prior Bid then in existence, and (y) then only if, at the Close of Business on the date Voting Shares and/or Convertible Securities are first taken up or paid for under such Take-Over Bid constituting the Competing Permitted Bid, more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders have been deposited or tendered pursuant to such Take-Over Bid and not withdrawn; and

(B)
in the event that the requirement set forth in Subclause (iii)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-Over Bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than 10 Business Days from the date of such public announcement;

provided always that a Competing Permitted Bid will cease to be a Competing Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and any acquisitions of Voting Shares made pursuant to such Competing Permitted Bid, including any acquisition of Voting Shares theretofore made, will cease to be a Permitted Bid Acquisition.

"Convertible Securities" means at any time any securities issued by the Corporation from time to time (other than the Rights) carrying any purchase, exercise, conversion or exchange right pursuant to which the holder thereof may acquire Voting Shares or other securities carrying any purchase, exercise, conversion or exchange right pursuant to which the holder thereof may acquire Voting Shares (in each case, whether such right is then exercisable or exercisable within or after a specified period and whether or not on condition or the happening of any contingency).

"Convertible Security Acquisition" means the acquisition of Voting Shares by a Person upon the purchase, exercise, conversion or exchange of Convertible Securities acquired or received by such Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

"Co-Rights Agent" has the meaning attributed thereto in Subsection 4.1(a).

"Effective Date" means June 1, 2011.

"Election to Exercise" shall have the meaning attributed thereto in Subsection .

"Exempt Acquisition" means an acquisition by a Person of Voting Shares and/or Convertible Securities (i) in respect of which the Board of Directors has waived the application of Section  pursuant to the provisions of Section 5.2, (ii) pursuant to a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to the holders of Voting Shares and/or Convertible Securities where such plan permits the holder to direct that the dividends paid in respect of such Voting Shares and/or Convertible Securities be applied to the purchase from the Corporation of further securities of the Corporation, (iii) pursuant to a distribution of Voting Shares and/or Convertible Securities made by the Corporation (A) to the public pursuant to a prospectus; or (B) by way of a private placement; provided that all necessary stock exchange approvals to such private placement have been obtained and such private placement complies with the terms and conditions of such approvals, (iv) pursuant to an amalgamation, merger, arrangement or other statutory procedure requiring shareholder approval; or (v) pursuant to a distribution of Voting Shares made by the Corporation pursuant to the exercise of Convertible Securities outstanding on the date hereof or issued after the date hereof pursuant to any stock option or other incentive program of the Corporation, provided that the distribution of such securities has received the approval of the Board of Directors.

"Exercise Price" means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right in accordance with the terms hereof and, subject to adjustment thereof in accordance with the terms hereof, the Exercise Price shall be:

(i)	until the Separation Time, an amount equal to five times the Market Price per Common Share from time to time; and

(ii)	from and after the Separation Time, an amount equal to five times the Market Price per Common Share as at the Separation Time.

"Expiry Time" has the meaning attributed thereto in Subsection 5.20(a)(ii).

"Flip-in Event" means a transaction or event in or pursuant to which any Person becomes an Acquiring Person.

"including" and "includes" shall be interpreted on an inclusive basis and shall be deemed to be followed by the words "without limitation".

"Independent Shareholders" means holders of outstanding Voting Shares, other than (i) any Acquiring Person, (ii) any Offeror, (iii) any Affiliate or Associate of any Acquiring Person or Offeror, (iv) any Person acting jointly or in concert with any Acquiring Person or Offeror, and (v) any employee benefit plan, share purchase plan, deferred profit sharing plan or trust for the benefit of employees of the Corporation or a wholly-owned Subsidiary of the Corporation (unless the beneficiaries of such plan or trust direct the manner in which such Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be deposited or tendered to a Take-Over Bid, in which case such plan or trust shall be considered to be an Independent Shareholder).

"Lock-Up Agreement" means an agreement (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-Up Bid (as defined below) is publicly announced or, if the Lock-Up Bid has been made prior to the date on which such Lock-Up Agreement is entered into between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and one or more holders of Voting Shares and/or Convertible Securities (each a “Locked-Up Person”) who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror, not later than the date of such Lock-Up Agreement (or, if such date is not a Business Day, on the Business Day next following such date)), pursuant to which such Locked-Up Person agrees to deposit or tender Voting Shares and/or Convertible Securities held by such holder to a Take-Over Bid (the "Lock-Up Bid") made or to be made by such Offeror, any of such Offeror’s Affiliates or Associates or any other Person with which, and in respect of which security, such Offeror is acting jointly or in concert; provided that:

(i)
the Lock-Up Agreement permits such Locked-Up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares and/or Convertible Securities from the Lock-Up Bid in order to deposit or tender such securities to another Take-Over Bid or support another transaction:

(A)	where the price or value per Voting Share or Convertible Security offered under such other Take-Over Bid or transaction:

(a)	is greater than the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid; or

(b)
exceeds by as much as or more than a specified amount (the "Specified Amount") the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid, provided that such Specified Amount is not greater than 7% of the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid; and

(B)
if the number of Voting Shares and/or Convertible Securities to be purchased under such other Take-Over Bid or transaction exceeds by as much as or more than a specified number (the "Specified Number") the number of Voting Shares and/or Convertible Securities that the Offeror has offered to purchase under the Lock-Up Bid at a price or value per Voting Share or Convertible Security that is not less than the price or value per Voting Share or Convertible Security offered under the Lock-Up Bid, provided that the Specified Number is not greater than 7% of the number of Voting Shares and/or Convertible Securities offered under the Lock-Up Bid;

and for greater certainty, such Lock-Up Agreement may contain a right to match or require a period of delay to give the Offeror under the Lock-Up Bid an opportunity to match the higher price, value or number in such other Take-Over Bid or transaction, or other similar limitation on a Locked-Up Person’s right to withdraw Voting Shares and/or Convertible Securities from the Lock-Up Agreement, so long as the limitation does not preclude the exercise by the Locked-Up Person of the right to withdraw Voting Shares and/or Convertible Securities in sufficient time to deposit or tender to the other Take-Over Bid or support the other transaction; and

(ii)	no "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)	the cash equivalent of 2.5% of the price or value payable under the Lock-Up Bid to a Locked-Up Person; and

(B)
50% of the amount by which the price or value payable under another Take-Over Bid or other transaction to a Locked-Up Person exceeds the price or value of the consideration that such Locked-Up Person would have received under the Lock-Up Bid, shall be payable by a Locked-Up Person pursuant to the Lock-Up Agreement in the event that the Locked-Up Bid is not successfully concluded or if any Locked-Up Person fails to deposit or tender Voting Shares and/or Convertible Securities to the Lock-Up Bid or withdraws Voting Shares and/or Convertible Securities previously deposited or tendered thereto in order to deposit or tender to another Take-Over Bid or support another transaction.

"Market Price" per security of any securities on any date means the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through to and including the Trading Day immediately preceding such date; provided that if an event of a type analogous to any of the events described in Section  2.3 shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date (or, if the date is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section  2.3 in order to make it  fully comparable with the closing price on such date (or, if the date is not a Trading Day, on the immediately preceding Trading Day).  The closing price per security of any securities on any date shall be:

(i)
the closing board lot sale price per share or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each such security as reported by the principal stock exchange or securities quotation system in Canada (as determined by the volume of securities traded during the most recently completed financial year) on which such securities are listed or admitted to trading;

(ii)
if for any reason none of the prices described in Clause (i) above are available for such date or the securities are not listed or admitted to trading on a stock exchange or securities quotation system in Canada, the last board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each such security on such date as reported by such other securities exchange or securities quotation system on which such securities are listed or admitted to trading (and if such securities are listed or admitted to trading on more than one other stock exchange or securities quotation system such prices shall be determined based on the stock exchange or securities quotation system on which such securities are then listed or admitted to trading on which the largest number of such securities were traded during the most recently completed financial year);

(iii)
if for any reason none of the prices described in Clauses (i) and (ii) above are available for such date or the securities are not listed or admitted to trading on a stock exchange in Canada or any other securities exchange or securities quotation system, the last sale price, or if no sale takes place, the average of the high bid and low asked prices for each such security on such date in the over-the-counter market, as quoted by any reporting system then in use (as determined by the Board of Directors); or

(iv)
if for such date none of the prices described in Clauses (i), (ii) and (iii) above are available or the securities are not listed or admitted to trading on a stock exchange in Canada or any other securities exchange and are not quoted by any reporting system, the average of the closing bid and asked prices for such date as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

provided that if on any such date none of such prices is available, the closing price per security of such securities on such date shall be the fair value per security of such securities on such date as determined in good faith by a nationally or internationally recognized investment dealer or banking firm selected by the Board of Directors. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof.

"Offer to Acquire" shall include:

(i)	an offer to purchase, or a solicitation of an offer to sell, Voting Shares and/or Convertible Securities; and

(ii)
an acceptance of an offer to sell Voting Shares and/or Convertible Securities, whether or not such offer to sell has been solicited, or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

"Offeror" means a Person who has made, and not withdrawn, a public announcement of a current intention to make or who is making, and has not withdrawn, a Take-Over Bid (including a Permitted Bid or a Competing Permitted Bid) but excluding any Person referred to in Clause (iii) of the definition of Beneficial Owner in Section 1.2 in the circumstances described therein.

"Offeror’s Securities" means the aggregate of the Voting Shares Beneficially Owned by an Offeror on the date of an Offer to Acquire.

"Permitted Bid" means a Take-Over Bid that is made by means of a take-over bid circular and that also complies with the following additional provisions:

(i)	the Take-Over Bid is made to all holders of Voting Shares of record, other than the Offeror; and

(ii)	the Take-Over Bid contains, and the provisions for take-up and payment for securities deposited or tendered thereunder are subject to, irrevocable and unqualified conditions that:

(A)
no Voting Shares and/or Convertible Securities shall be taken up or paid for pursuant to the Take-Over Bid (x) prior to the Close of Business on a date that is not less than 60 days following the date of such Take-Over Bid, and (y) then only if, at the Close of Business on the date Voting Shares and/or Convertible Securities are first taken up or paid for under such Take-Over Bid, more than 50% of the outstanding Voting Shares and/or Convertible Securities held by Independent Shareholders have been deposited or tendered pursuant to the Take-Over Bid and not withdrawn;

(B)
unless such Take-Over Bid is withdrawn,Voting Shares and/or Convertible Securities may be deposited or tendered pursuant to such Take-Over Bid at any time prior to the Close of Business on the date Voting Shares and/or Convertible Securities are first taken up or paid for under the Take-Over Bid;

(C)	any Voting Shares and or Convertible Securities deposited or tendered pursuant to the Take-Over Bid may be withdrawn until taken up and paid for; and

(D)
in the event that the requirement set forth in Subclause (ii)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-Over Bid will remain open for deposits and tenders of Voting Shares and/or Convertible Securities for not less than 10 Business Days from the date of such public announcement, provided that a Permitted Bid will cease to be a Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and any acquisitions of Voting Shares and/or Convertible Securities made pursuant to such Permitted Bid, including any acquisition of Voting Shares and/or Convertible Securities theretofore made, will cease to be a Permitted Bid Acquisition.

"Permitted Bid Acquisition" means an acquisition of Voting Shares and/or Convertible Securities by a Person pursuant to a Permitted Bid or a Competing Permitted Bid.

"Person" shall include any individual, firm, partnership, syndicate, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation or other incorporated or unincorporated organization.

"Pro Rata Acquisition" means an acquisition of Voting Shares and/or Convertible Securities by a Person (i) pursuant to the receipt and/or exercise of rights (other than the Rights) to subscribe for or purchase Voting Shares and/or Convertible Securities issued by the Corporation on the same pro rata basis to all of the holders of Voting Shares and/or Convertible Securities of the same class or series, provided that such rights are acquired directly from the Corporation; or (ii) as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Voting Shares and/or Convertible Securities on the same pro rata basis as all other holders of Voting Shares and/or Convertible Securities of the same class or series; or

"Record Time" means 5:00 p.m. (Vancouver time) on the Effective Date.

"Redemption Price" shall have the meaning attributed thereto in Subsection 5.1(a).

"Rights" means the rights described herein to purchase securities pursuant to the terms and subject to the conditions set forth in this Agreement.

"Rights Certificate" means a certificate representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A or such other form as the Corporation and the Rights Agent may agree.

"Rights Register" and "Rights Registrar" shall each have the meaning attributed thereto in Subsection 2.6(a).

"Securities Act" means the Securities Act (British Columbia), R.S.B.C. 1996, c.418, as amended, and the rules and regulations made thereunder, and any comparable or successor laws or regulations and rules thereto.

"Separation Time" means the Close of Business on the tenth Trading Day after the earliest of:

(i)	the Stock Acquisition Date;

(ii)
the date of the commencement of, or first public announcement of the current intention of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-Over Bid (other than a Permitted Bid or Competing Permitted Bid, as the case may be); and

(iii)	the date upon which a Permitted Bid or Competing Permitted Bid ceases to be a Permitted Bid or a Competing Permitted Bid, as applicable;

or such later date as may be determined by the Board of Directors in good faith, provided that if any Take-Over Bid referred to above expires or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid shall be deemed, for the purposes of this definition, never to have been made.

"Stock Acquisition Date" means the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues and Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids adopted by the Canadian Securities Administrators, as amended from time to time, the Securities Act, the 1934 Act or any other applicable securities laws) by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person.

"Take-Over Bid" means an Offer to Acquire Voting Shares and/or Convertible Securities where the Voting Shares and/or Convertible Securities subject to the Offer to Acquire, together with the Offeror’s Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares and/or Convertible Securities at the date of the Offer to Acquire.

"Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to Section 5.1.

"Trading Day", when used with respect to any securities, means a day on which the principal stock exchange or securities quotation system in Canada on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any stock exchange or securities quotation system in Canada, a day on which the principal stock exchange or securities quotation system in the United States on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any stock exchange or securities quotation system in Canada or the United States, a Business Day;

"TSXV" means the TSX Venture Exchange.

"U.S.-Canadian Exchange Rate" means, on any date:

(i)	if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

(ii)
in any other case, the rate on such date for the conversion of one United States dollar into Canadian dollars which is calculated in such manner as may be determined by the Board of Directors from time to time acting in good faith.

"U.S. Dollar Equivalent" of any amount which is expressed in Canadian dollars means, on any date, the product of that amount and the Canadian-U.S. Exchange Rate in effect on such date.

"Voting Share Reduction" means an acquisition or a redemption by the Corporation of Voting Shares and/or Convertible Securities which, by reducing the number of outstanding Voting Shares and/or Convertible Securities outstanding, increases the percentage of Voting Shares Beneficially Owned by any Person.

"Voting Shares" means collectively the Common Shares and any other securities of the Corporation or of a Subsidiary of the Corporation to which are attached a right to vote, or which carry with them a right to vote, for the election of directors of the Corporation generally.

"1933 Act" means the United States Securities Act of 1933, as amended, and the rules and regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

"1934 Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

1.2	Beneficial Ownership

For the purposes of this Agreement, a Person shall be deemed the "Beneficial Owner" and to have "Beneficial Ownership" of and to "Beneficially Own", any security:

(a)	of which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;

(b)
as to which such Person or any of such Person’s Affiliates or Associates has the right to become the owner at law or in equity (A) upon the purchase, exercise, conversion or exchange of any Convertible Securities, or (B) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing, in each case if such right is then exercisable or exercisable within a period of 60 days of the date of the determination of Beneficial Ownership, and whether or not on condition or the happening of any contingency (other than customary agreements with and between underwriters and members of banking groups or selling groups with respect to a distribution of securities pursuant to a prospectus or by way of a private placement and other than pursuant to pledges of securities in the ordinary course of business); and

(c)
which is Beneficially Owned within the meaning of Subsection (a) or (b) of this definition by any other Person with which, and in respect of which security, such Person is acting jointly or in concert;

provided that a Person shall not be deemed the "Beneficial Owner" of, or to have "Beneficial Ownership" of, or to "Beneficially Own", any security by reason of:

(i)
such security having been deposited or tendered pursuant to a Take-Over Bid made by such Person, any of such Person’s Affiliates or Associates or any other Person referred to in Subsection (c), until such deposited or tendered security has been accepted unconditionally for payment or exchange or has been taken up and paid for, whichever shall first occur;

(ii)
the holder of such security having agreed pursuant to a Lock-Up Agreement to deposit or tender such security pursuant to a Take-Over Bid made by such Person, any of such Person’s Affiliates or Associates or any other Person referred to in Subsection (c), until the earliest time at which any such deposited or tendered security has been accepted unconditionally for payment or exchange or has been taken up and paid for, whichever shall first occur;

(iii)	such Person, for greater certainty, holding such security in the ordinary course of such Person’s business or activities as follows:

(A)
such Person (in this definition, an "Investment Manager") manages mutual funds or other investment funds for others (which others may include, or be limited to, one or more employee benefit plans and pension plans), if such security is held by the Investment Manager in the performance of the Investment Manager’s duties for the account of another Person (in this definition, a "Client", which term shall include any non-discretionary account held on behalf of a Client by a broker or dealer registered under applicable law);

(B)
such Person (in this definition, a "Trust Company") is licensed as a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each, in this definition, an "Estate Account") or for other accounts (each, in this definition, an "Other Account"), if such security is held by the Trust Company for the Estate Account or for such Other Accounts;

(C)	such Person (in this definition, a "Crown Agent") is a Crown agent or agency that manages public assets, if such security is held by the Crown Agent for the purposes of its activities as Crown Agent;

(D)
such Person (in this definition, a "Statutory Body") is established by statute for purposes that include the management of investment funds for employee benefit plans, pension plans and insurance plans (other than insurance plans administered by insurance companies) of various public bodies, if such security is held by the Statutory Body for the purposes of its activities as Statutory Body; or

(E)
such Person (in this definition, an "Administrator") is the administrator or trustee of one or more pension funds or plans (each, in this definition, a "Plan") registered under the laws of Canada or any province thereof or the corresponding laws of the jurisdiction by which such Plan is governed, or is such a Plan, if such security is held by the Administrator or Plan for the purposes of its activities as Administrator or Plan;

but only if the Investment Manager, the Trust Company, the Crown Agent, the Statutory Body, the Administrator or the Plan, as the case may be, is not then making or has not publicly announced a current intention to make a Take-Over Bid other than pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange, securities quotation system or an organized over-the-counter market, alone or by acting jointly or in concert with any other Person;

(iv)
such Person, for greater certainty, being (A) a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security; (B) having an Estate Account or an Other Account with the same Trust Company as another Person on whose account the Trust Company holds such security; (C) a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

(v)
such Person, for greater certainty, being (A) a Client of an Investment Manager, if such security is owned at law or in equity by the Investment Manager; (B) an Estate Account or an Other Account of a Trust Company, if such security is owned at law or in equity by the Trust Company; or (C) a Plan, if such security is owned at law or in equity by the Administrator of the Plan; or

(vi)	such Person being the registered holder of such security as a result of carrying on the business of, or acting as nominee for, a securities depository.

1.3	Control

For the purposes of this Agreement, a body corporate is "controlled" by another Person or two or more Persons acting jointly or in concert if:

(a)
securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other Person or two or more Persons acting jointly or in concert; and

(b)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate;

and "controls", "controlling" and "under common control with" shall be interpreted accordingly.

1.4	Subsidiary

For the purposes of this Agreement, a body corporate is a Subsidiary of another body corporate if:

(a)	it is controlled by:

(i)	that other, or

(ii)	that other and one or more bodies corporate, each of which is controlled by that other, or

(iii)	two or more bodies corporate, each of which is controlled by that other; or

(b)	it is a Subsidiary of a body corporate that is that other’s Subsidiary.

1.5	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.6	Number and Gender

Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.7	Headings

The division of this Agreement into Articles, Sections, Subsections, Clauses or other portions hereof and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.8	Acting Jointly or in Concert

For purposes of this Agreement, it is a question of fact whether a Person is acting jointly or in concert with another Person but a Person shall be deemed to be acting jointly or in concert with every other Person who: (i) is an Associate or Affiliate of such first mentioned Person; or (ii) is a party to any agreement, commitment or understanding, whether formal or informal and whether or not in writing, with the first mentioned Person or any Associate or Affiliate thereof, to acquire or Offer to Acquire Voting Shares and/or Convertible Securities (other than customary agreements with and between underwriters and/or members of banking groups or selling groups with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pursuant to pledges of securities in the ordinary course of business).

1.9	Holder

As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights means the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares).

1.10	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares

For the purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by a Person shall be and be deemed to be the product determined by the formula:

100 x A/B

where

A	=	the number of votes for the election of all directors on the Board of Directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

B	=	the number of votes for the election of all directors on the Board of Directors generally attaching to all outstanding Voting Shares.

Where a Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person, but no other unissued Voting Shares shall, for the purposes of such calculation, be deemed to be outstanding.

ARTICLE 2
THE RIGHTS

2.1	Legend on Voting Share Certificates

Certificates for Voting Shares issued after the Record Time and prior to the Close of Business on the earlier of the Separation Time and the Expiry Time shall evidence, in addition to such Voting Shares, one Right for each Voting Share represented thereby and shall bear the following legend:

"Until the Separation Time (as such term is defined in the Shareholder Rights Plan Agreement referred to below), this certificate also evidences the holder’s rights described in a Shareholder Rights Plan Agreement dated as of June 1, 2011 (the "Rights Agreement") between Gold Standard Ventures Corp. (the "Corporation") and Computershare Trust Company of Canada, as Rights Agent, as the same may be amended, supplemented or restated from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the head office of the Corporation.  In certain circumstances, as set forth in the Rights Agreement, the Rights may be amended or redeemed, may expire, may become null and void (if, in certain circumstances, they are “Beneficially Owned” by an “Acquiring Person”, as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate.  The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor."

Certificates representing Voting Shares that are issued and outstanding at the Record Time shall also evidence one Right for each Voting Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiry Time.  Following the Separation Time, Rights will be evidenced by Rights Certificates issued pursuant to Section 2.2 hereof.

2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)
Subject to adjustment as set forth in this Agreement, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiry Time, to purchase one Common Share for the Exercise Price or its U.S. Dollar Equivalent as at the Business Day immediately preceding the day on which such Right is exercised.  Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be null and void.

(b)	Until the Separation Time:

(i)	the Rights shall not be exercisable and no Right may be exercised, and

(ii)
for administrative purposes, each Right will be evidenced by the certificate for the associated Voting Share registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Voting Share.

(c)	From and after the Separation Time and prior to the Expiry Time:

(i)	the Rights shall be exercisable; and

(ii)	the registration and transfer of the Rights shall be separate from and independent of Voting Shares.

Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Voting Shares as of the Separation Time (other than an Acquiring Person, any other Person whose Rights are or become null and void pursuant to the provisions of Subsection 3.1(b) and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights), at such holder’s address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

(A)
a Rights Certificate appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or judicial or administrative order made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or securities quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(B)	a description of the Rights prepared by the Corporation;

provided that a nominee shall be sent the foregoing materials only in respect of Voting Shares held of record by it which are not Beneficially Owned by an Acquiring Person.  The Corporation may require any Person to provide such information and documentation as the Corporation deems necessary or appropriate in order for the Corporation to determine whether any Person is holding Voting Shares which are Beneficially Owned by another Person.

(d)
Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiry Time by submitting to the Rights Agent at its principal office in the City of Vancouver, British Columbia or, with the approval of the Rights Agent, at any other office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation:

(i)
the Rights Certificate evidencing such Rights with an election to exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate appropriately completed and executed by the holder or his executors or administrators or other personal representatives or his legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(ii)
payment by certified cheque, banker’s draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Voting Shares in a name other than that of the holder of the Rights being exercised.

(e)
Upon receipt of a Rights Certificate, together with a duly completed and executed Election to Exercise which does not indicate that such Right is null and void as provided by Subsection 3.1(b), accompanied by payment as set forth in Clause 2.2(d)(ii), the Rights Agent (unless otherwise instructed in writing by the Corporation if the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

(i)
requisition from the transfer agent of the Common Shares certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably agreeing to authorize its transfer agent to comply with all such requisitions);

(ii)	when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares or fractional Rights;

(iii)
after receipt of such certificates referred to in Clause 2.2(e)(i), deliver such certificates to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

(iv)	after receipt, deliver such cash referred to in Clause 2.2(e)(ii) to or to the order of the registered holder of the Rights Certificate; and

(v)	tender to the Corporation all payments received upon exercise of the Rights.

(f)
If the holder of any Rights does not exercise all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised  will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)	The Corporation covenants and agrees that it will:

(i)
take all such action as may be necessary and within its power to ensure that all securities delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Exercise Price), be duly authorized, validly issued and delivered as fully paid and non-assessable;

(ii)
take all such action as may be necessary and within its power to comply with any applicable requirements of the BCA, the Securities Act, the securities acts or comparable legislation of each of the other provinces of Canada, the 1933 Act and the 1934 Act and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

(iii)
use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed upon issuance on the TSXV and each other stock exchange and/or securities quotation system on which the Common Shares are then listed or admitted to trading at that time;

(iv)
cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

(v)
pay when due and payable, if applicable, any and all Canadian and United States federal, provincial and state transfer taxes and charges (excluding any income taxes or capital gains of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares to be issued upon exercise of any Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised.

2.3	Adjustments to Exercise Price; Number of Rights

(a)
The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(b)	If at any time after the Record Time and prior to the Expiry Time the Corporation shall:

(i)	declare or pay a dividend on the Common Shares payable in Common Shares or other capital stock of the Corporation (or Convertible Securities);

(ii)	subdivide or change the number of outstanding Common Shares into a greater number of Common Shares;

(iii)	consolidate or change the number of outstanding Common Shares into a smaller number of Common Shares; or

(iv)	issue any Common Shares or other capital stock of the Corporation (or Convertible Securities) in respect of, in lieu of, or in exchange for existing Common Shares;

the Exercise Price and the number of Rights outstanding or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights, shall be adjusted in the manner set forth below.

If the Exercise Price and number of Rights outstanding are to be adjusted:

(v)
the Exercise Price in effect after such adjustment shall be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (assuming the exercise of all such purchase, exercise, conversion or exchange rights, if any); and

(vi)
each Right held prior to such adjustment shall become that number of Rights equal to the Expansion Factor and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the Common Shares issued or issuable in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it.

For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof.  To the extent that such rights of purchase, exercise, conversion or exchange are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or Convertible Securities) actually issued upon the exercise of such rights.

If, after the Record Time and prior to the Expiry Time, the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in Clause 2.3(b)(i) or (iv), such shares shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent shall amend or supplement this Agreement in order to effect such treatment.

If an event occurs that would require an adjustment under both this Section 2.3 and Section 3.1, the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1. Adjustments pursuant to Section 2.3 shall be made successively, whenever an event referred to in Section 2.3 occurs.

If, at any time after the Record Time and prior to the Separation Time, the Corporation shall issue any Common Shares otherwise than in a transaction referred to in this Subsection 2.3(b), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

(c)
If, at any time after the Record Time and prior to the Separation Time, the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Shares (or Convertible Securities pursuant to which the holder may acquire Common Shares) at a price per Common Share (or, if a Convertible Security having a purchase, exercise, conversion or exchange price, including the price required to be paid to purchase such convertible or exchangeable security or right, per share) less than 95% of the Market Price per Common Share on such record date, the Exercise Price shall be adjusted in the manner set forth below.  The Exercise Price in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i)
the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price per Common Share; and

(ii)
the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the reasonable present cash value of such non-cash consideration shall be as determined in good faith by the Board of Directors whose determination shall be described in a resolution (and an accompanying set of written instructions to the Rights Agent in respect of the mechanics of the delivery to and acceptance by the Rights Agent of such non-cash consideration) filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Such adjustment shall be made successively whenever such a record date is fixed and, to the extent that such rights of purchase, exercise, conversion or exchange are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights.

For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 95% of the current market price per share (determined as provided in such plans) of the Common Shares.

(d)
If, at any time after the Record Time and prior to the Separation Time, the Corporation shall fix a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness, cash (other than an Annual Cash Dividend or a dividend paid in Common Shares), assets or rights, options or warrants (excluding those referred to in Subsection 2.3(c)), the Exercise Price shall be adjusted.  The Exercise Price in effect after such record date will be equal to the product of the Exercise Price in effect immediately prior to such record date and a fraction:

(i)
the numerator of which is the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a resolution filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of Rights), on a per share basis, of the portion of the evidences of indebtedness, cash, assets, rights, options or warrants so to be distributed; and

(ii)	the denominator of which shall be such Market Price per Common Share.

Such adjustment shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(e)	Each adjustment made pursuant to this Section 2.3 shall be made as of:

(i)	the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b) above; and

(ii)
the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Subsection 2.3(c) or (d) above subject to readjustment to reverse same if such distribution shall not be made.

(f)
If, at any time after the Record Time and prior to the Separation Time, the Corporation shall issue any shares of capital stock (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock in a transaction referred to in Clause 2.3(b)(i) or (b)(iv), and the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), (c) and (d) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(b), (c)  and (d) above, but subject to the prior consent of the holders of Common Shares or Rights obtained as set forth in Subsection 5.5(b) or 5.5(c) as applicable, such adjustments, rather than the adjustments contemplated by Subsections 2.3(b), (c)  and  (d) above, shall be made.  The Corporation and the Rights Agent shall amend or supplement this Agreement as appropriate to provide for such adjustments.

(g)
Notwithstanding any other provision of this Agreement, no adjustment of the Exercise Price shall be required unless it would increase or decrease the Exercise Price by at least 1%; provided that any adjustments which by reason of this Subsection 2.3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All adjustments made pursuant to this Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share, as the case may be.

(h)
If, as a result of an adjustment made pursuant to Section 3.1, the holder of any Right thereafter exercised becomes entitled to receive any securities other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in the provisions of this Section 2.3 and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other securities.

(i)
Each Right originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right, all subject to further adjustment as provided herein.

(j)
Unless the Corporation shall have exercised its election, as provided in Subsection 2.3(k), upon each adjustment of the Exercise Price as a result of the calculations made in Subsections 2.3(c) and (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by:

(i)
multiplying (A) the number of Common Shares covered by a Right immediately prior to such adjustment, by (B) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

(ii)	dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

(k)
The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price.  The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(k), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.6, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(l)
Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

(m)
In any case in which this Section 2.3 requires that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(n)
Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any:

(i)	subdivision or consolidation of the Common Shares;

(ii)	issuance (wholly or in part for cash) of Common Shares at less than the applicable Market Price;

(iii)	issuance (wholly for cash) of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares;

(iv)	stock dividends; or

(v)	issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares,

subject to applicable taxation laws, shall not be taxable to such shareholders.

(o)
Except as permitted by the provisions hereof, the Corporation will not, after the Separation Time,  take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)
Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon the exercise of Rights is made pursuant to this Section 2.3, the Corporation shall promptly and, in any event where such adjustment or change occurs prior to the Separation Time, not later than the Separation Time:

(i)	prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment;

(ii)	file with the Rights Agent and with each transfer agent for the Common Shares, a copy of such certificate; and

(iii)	cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4	Date on Which Exercise is Effective

Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereby, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(e) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5	Execution, Authentication, Delivery and Dating of Rights Certificates

(a)
The Rights Certificates shall be executed on behalf of the Corporation by any two officers or directors of the Corporation. The signature of any of these officers or directors on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers or directors of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)
Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent in writing thereof and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and the description of rights described in Subsection 2.2(c), and the Rights Agent shall countersign (in a manner satisfactory to the Corporation) and mail such Rights Certificates and description of Rights to the holders of the Rights pursuant to Subsection 2.2(c) hereof.  No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof.

2.6	Registration, Transfer and Exchange

(a)
From and after the Separation Time, the Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the "Rights Registrar") for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. If the Rights Agent ceases to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

After the Separation Time and prior to the Expiry Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(c), the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder thereof or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b)
All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)
Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed, by the holder thereof or such holder’s attorney duly authorized in writing.  As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d)	The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)
If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiry Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)
If there shall be delivered to the Corporation and the Rights Agent prior to the Expiry Time (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate, and (ii) such surety bond or indemnity as may be required by them in their sole discretion to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)
As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d)
Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8	Persons Deemed Owners of Rights

The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Voting Share).

2.9	Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent.  The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent.  No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. Subject to applicable law, the Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10	Agreement of Rights Holders

Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

(a)	such holder shall be bound by and subject to the provisions of this Agreement, in respect of all Rights held;

(b)	prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Voting Share certificate representing such Right;

(c)	after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

(d)
prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Voting Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)	such holder of Rights is not entitled to receive any fractional Rights or fractional Common Shares or other securities upon the exercise of Rights;

(f)
without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be amended or supplemented from time to time in accordance with the provisions of Section 5.5 and the third last paragraph of Subsection 2.3(b); and

(g)
notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or to any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11	Holder of Rights Not Deemed a Shareholder

No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of Common Shares or any other securities of the Corporation which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Rights, as such, any of the rights, benefits or privileges of a shareholder of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as expressly provided herein), or to receive dividends, distributions or subscription rights or otherwise, until such Rights, or Rights to which such holder is entitled, shall have been duly exercised in accordance with the provisions hereof.

ARTICLE 3
ADJUSTMENTS TO THE RIGHTS IN THE EVENT
 OF A FLIP-IN EVENT

3.1	Flip-in Event

(a)
Subject to Subsection 3.1(b) and Sections 5.1 and 5.2 , if a Flip-in Event occurs prior to the Expiry Time, then effective from and after the Close of Business on the tenth Trading Day following the Stock Acquisition Date, each Right shall entitle the holder to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 occurs with respect to such Common Shares).

(b)
Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

(i)
an Acquiring Person (or an Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or with any Affiliate or Associate of an Acquiring Person); or

(ii)
a transferee of Rights, directly or indirectly, from an Acquiring Person (or an Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or with any Affiliate or Associate of an Acquiring Person), where such transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such in a transfer of Rights, whether or not for consideration, that the Board of Directors acting in good faith has determined is part of a plan, understanding or scheme of an Acquiring Person (or an Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or with any Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding the provisions of Subsection 3.1(b)(i);

shall become null and void without any further action and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement and shall have no other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not null and void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Section 3.1 and such Rights shall become null and void.

(c)
From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to effect compliance with the provisions of this Section 3.1, including all such acts and things as may be required to satisfy the requirements of the BCA, the Securities Act, the 1933 Act, 1934 Act and other applicable securities or other laws in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

(d)
Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Clause 3.1(b)(i) or 3.1(b)(ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

"The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person, or an Affiliate or an Associate of an Acquiring Person, or a Person acting jointly or in concert with any of them (as such terms are defined in the Shareholder Rights Plan Agreement).  This Rights Certificate and the Rights represented hereby are void or shall become null and void in the circumstances specified in Subsection 3.1(b) of the Shareholder Rights Plan Agreement."

provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend.  The issuance of a Rights Certificate without the legend referred to in this Subsection 3.1(c) shall be of no effect on the provisions of Subsection 3.1(b).

ARTICLE 4
THE RIGHTS AGENT

4.1	General

(a)
The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment.  The Corporation may from time to time appoint one or more co-rights agents (each a "Co-Rights Agent") as it may deem necessary or desirable, subject to the approval of the Rights Agent. If the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agents.  The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements reasonably incurred in the execution and administration of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and other disbursements).  The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, cost, claim, action, suit, damage or expense, incurred without gross negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done, suffered or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the exercise and performance of its duties hereunder, including the legal costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement and the resignation or removal of the Rights Agent.

(b)
The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it in good faith to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)
The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation, provided that the failure to inform the Rights Agent of any such events, or any defect therein shall not affect the validity of any action taken hereunder in relation to such events.

4.2	Merger, Amalgamation or Consolidation or Change of Name of Rights Agent

(a)
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof.  In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)
In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

4.3	Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of certificates for Common Shares and Rights Certificates, by their acceptance thereof, shall be bound:

(a)
The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), retain and consult with such other experts or advisors as the Rights Agent shall consider necessary or appropriate to properly carry out its duties and obligations imposed under this Agreement (at the Corporation’s expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of such experts or advisors.

(b)
Whenever in the performance of its duties under this Agreement, the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by individuals believed by the Rights Agent to be any two officers or directors of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)	The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or wilful misconduct and that of its officers, directors and employees.

(d)
The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

(e)
The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for a Common Share or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Subsection 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Subsection 2.3(p) describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable.

(f)
The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)
The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any individuals believed by the Rights Agent to be any two officers or directors of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with instructions of any such individuals; it is understood that instructions to the Rights Agent shall, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably possible after the giving of such instructions.

(h)
The Rights Agent and any shareholder, stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i)
The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4	Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Voting Shares by personal delivery or registered or certified mail.  The Corporation may remove the Rights Agent upon 60 days’ notice in writing, given to the Rights Agent and to the transfer agent of the Common Shares (by personal delivery or registered or certified mail), and to the holders of the Rights in accordance with Section 5.10.  If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent.  If the Corporation fails to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent (at the Corporation’s expense) or by the holder of any Rights (which holder shall, with such notice if given after the Separation Time, submit such holder’s Rights Certificate for inspection by the Corporation), then the resigning Rights Agent or the holder of any Rights may apply to any court of competent jurisdiction (at the Corporation’s expense) for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of British Columbia.  After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon payment by the Corporation to the predecessor Rights Agent of all outstanding fees and expenses owing by the Corporation to the predecessor Rights Agent pursuant to this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights.  Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

4.5	Compliance with Money Laundering Legislation

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation, provided that: (i) the Rights Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Rights Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.

4.6	Privacy Provision

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual's personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement.  Despite any other provision of this Agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

ARTICLE 5
MISCELLANEOUS

5.1	Redemption and Termination of Rights

(a)
If a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition occurring under Subsection 5.2(a) or 5.2(b), outstanding Voting Shares, the Board of Directors shall, notwithstanding the provisions of Subsection 5.1(c) below, immediately upon the consummation of such acquisition and without further formality, be deemed to have elected to redeem the Rights at a redemption price of $0.00001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment to the Exercise Price provided for in Section 2.3 if an event analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

(b)
Where a Take-Over Bid that is not a Permitted Bid or Competing Permitted Bid expires, is terminated or is otherwise withdrawn after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all but not less than all of the outstanding Rights at the Redemption Price.

(c)
With the prior consent of the holders of Voting Shares or Rights obtained in accordance with Subsection 5.5(b) or 5.5(c), as applicable, the Board of Directors may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to Section 5.2, elect to redeem all but not less than all of the outstanding Rights at the Redemption Price.

(d)
If the Board of Directors elects or is deemed to have elected to redeem the Rights and, in circumstances where Subsection 5.1(a) is applicable, the requisite consent is given by the holders of Voting Shares or Rights, as applicable, (i) the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, and (ii) subject to Subsection 5.1(f), no further Rights shall thereafter be issued.

(e)
Within 10 Business Days of the Board of Directors electing or having been deemed to have elected to redeem the Rights or, in circumstances where Subsection 5.1(c) is applicable, within 10 Business Days after the requisite consent is given by the holders of Voting Shares or Rights, as applicable, the Corporation shall give notice of redemption to the holders of the outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the Rights Register or, prior to the Separation Time, on the register of Voting Shares maintained by the Corporation’s transfer agent or transfer agents. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

(f)
Upon the Rights being redeemed pursuant to Subsection 5.1(b), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Voting Shares as of the Separation Time had not been mailed to each such holder and, for all purposes of this Agreement, the Separation Time shall be deemed not to have occurred and Rights shall remain attached to the outstanding Voting Shares, subject to and in accordance with the provisions of this Agreement.

5.2	Waiver of Flip-In Events

(a)
At any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than in the circumstances described in Subsection 5.2(b) or (c), the Board of Directors acting in good faith may, with the prior consent of the holders of Voting Shares obtained in accordance with Subsection 5.5(b), waive the application of Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent.

(b)
At any time prior to the occurrence of a Flip-in Event that would occur by reason of a Take-Over Bid made by means of a take-over bid circular sent to all holders of record of Voting Shares (which, for greater certainty, shall not include the circumstances described in Subsection 5.2(c)), the Board of Directors acting in good faith may waive the application of Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent, provided that if the Board of Directors waives the application of Section 3.1 to such a Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-Over Bid which is made by means of a take-over bid circular sent to all holders of record of Voting Shares prior to the expiry, termination or withdrawal of any Take-Over Bid in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.2(b).

(c)
The Board of Directors acting in good faith may waive the application of Section 3.1 to a Flip-in Event provided that the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person and such Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that, at the time of the waiver pursuant to this Subsection 5.2(c), it is no longer an Acquiring Person.

5.3	Expiration

No Person shall have any rights whatsoever pursuant to this Agreement or in respect of any Right after the Expiry Time, except the Rights Agent as specified in Subsection 4.1(a).

5.4	Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.5	Supplements and Amendments

(a)
The Corporation may from time to time prior to or after the Separation Time amend, supplement or restate this Agreement without the consent of any holders of Rights or Voting Shares in order to correct any clerical or typographical error or, subject to Subsection 5.5(d), to maintain the validity and effectiveness of this Agreement as a result of any change in applicable laws, rules or regulatory requirements. The Corporation may, prior to the date of the shareholders’ meeting referred to in Subsection 5.20(b), amend, supplement or restate this Agreement without the consent of any holders of Voting Shares or Rights in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable.  Notwithstanding anything in this Section 5.5 to the contrary, no such amendment, supplement or restatement shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such amendment, supplement or restatement.

(b)
Subject to Subsection 5.5(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, supplement, restate or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to vote at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles of the Corporation.

(c)
Subject to Subsection 5.5(a), the Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time, amend, supplement, restate or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by the holders of Rights (other than any holder of Rights whose Rights have become null and void pursuant to the provisions hereof) present or represented at and entitled to vote at a meeting of the holders of Rights.  For the purposes hereof, the procedures for the calling, holding and conduct of a meeting of the holders of Rights shall be those, as nearly as may be, which are provided in the Corporation’s articles with respect to meetings of its shareholders and each Right shall be entitled to one vote at any such meeting.

(d)
Any amendments, supplements or restatements made by the Corporation to this Agreement pursuant to Subsection 5.5(a) which are required to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

(i)
if made before the Separation Time, be submitted to the holders of Voting Shares at the next meeting of holders of Voting Shares and the holders of Voting Shares may, by the majority referred to in Subsection 5.5(b), confirm or reject such amendment, supplement or restatement; and

(ii)
if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called and held in accordance with the provisions of Subsection 5.5(c) and the holders of Rights may, by a majority referred to in Subsection 5.5(c), confirm or reject such amendment, supplement or restatement.

Any such amendment, supplement or restatement shall, unless the Board of Directors otherwise stipulates, be effective from the date of the resolution of the Board of Directors adopting such amendment, supplement or restatement, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment, supplement or restatement is confirmed, it shall continue in effect in the form so confirmed.  If such amendment, supplement or restatement is rejected by the holders of Voting Shares or the holders of Rights or is not submitted to the holders of Voting Shares or holders of Rights as required, then such amendment, supplement or restatement shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of the holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend, supplement or restate this Agreement to substantially the same effect shall be effective until confirmed by the holders of Voting Shares or holders of Rights as the case may be.

(e)
The Corporation shall give notice in writing to the Rights Agent of any amendment, supplement or restatement to this Agreement pursuant to Section 5.5 within five Business Days of the date of any such amendment, supplement or restatement, provided that failure to give such notice, or any defect therein, shall not affect the validity of any such amendment, supplement or restatement.

5.6	Fractional Rights and Fractional Shares

(a)
The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights and the Corporation shall not be required to pay any amount to a holder of record of Rights Certificates in lieu of such fractional Rights.

(b)
The Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares.  In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of one whole Common Share at the date of such exercise. The Rights Agent shall have no obligation to make any payments in lieu of fractional Voting Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Subsection 2.2(e).

5.7	Rights of Action

Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder’s right to exercise such holder’s Rights, or Rights to which such holder is entitled, in the manner provided in such holder’s Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.8	Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority including the acceptance of this Agreement for filing and the issuance of Common Shares upon the exercise of Rights under Section 2.2 by the TSXV.

5.9	Notice of Proposed Actions

If after the Separation Time and prior to the Expiry Time:

(i)	there shall occur an adjustment in the rights attaching to the Rights pursuant to Section 3.1 as a result of the occurrence of a Flip-in Event; or

(ii)	the Corporation proposes to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation’s assets;

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section  5.10, a notice of such event or proposed action, which shall specify the date on which such adjustment to the Rights occurred or liquidation, dissolution or winding up is to take place, and such notice shall be so given within 10 Business Days after the occurrence of an adjustment to the Rights and not less than 20 Business Days prior to the date of taking such proposed action by the Corporation.

5.10	Notices

Notices or demands to be given or made in connection with this Agreement by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by registered or certified mail, postage prepaid or by fax or other form of recorded electronic communication, addressed (until another address is filed in writing with the Rights Agent) as follows:

GOLD STANDARD VENTURES CORP.
815 West Hastings Street, Suite 610
Vancouver, British Columbia  V6C 1B4

Attention: Corporate Secretary
Fax No.:     (604) 687 - 3567

Notices or demands to be given or made in connection with this Agreement by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by registered or certified mail, postage prepaid, or by fax or other form of recorded electronic communication, addressed (until another address is filed in writing with the Corporation) as follows:

COMPUTERSHARE TRUST COMPANY OF CANADA
3rd Floor, 510 Burrard Street
Vancouver, British Columbia V6C 3B9

Attention: Manager, Client Services
Fax:             604-661-9403

Notices or demands to be given or made in connection with this Agreement by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, or by fax, addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for the Common Shares.  Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice,

Any notice given or made in accordance with this Section 5.10 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of faxing or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter).  Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

If mail service is or is threatened to be interrupted at a time when the Corporation or the Rights Agent wishes to give a notice or demand hereunder to or on the holders of the Rights, the Corporation or the Rights Agent may, notwithstanding the foregoing provisions of this Section 5.10, give such notice by means, of publication once in each of two successive weeks in the business section of the Globe and Mail and, if, and so long as, the Corporation has a transfer agent in the United States, in a daily publication in the United States designated by the Corporation, or in such other publication or publications as may be designated by the Corporation and notice so published shall be deemed to have been given on the date on which the first publication of such notice in any such publication has taken place.

5.11	Costs of Enforcement

The Corporation agrees that, if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) reasonably incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.12	Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.13	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.14	Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.15	Language

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise.  The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in the English language.

5.16	Counterparts

This Agreement may be executed in any number of counterparts, and delivered by facsimile or scanned email attachment, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.17	Severability

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.18	Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by or on behalf of the Board of Directors in good faith pursuant to this Agreement, shall not subject the Board of Directors or any director or officer of the Corporation to any liability to the holders of the Rights.

5.19	Time of the Essence

Time shall be of the essence of this Agreement.

5.20	Effective Date and Expiry Time

(a)	Subject to Subsection 5.20(b), this Agreement:

(i)
shall be effective and in full force and effect in accordance with its terms from and after the Close of Business on the Effective Date, and shall constitute the entire agreement between the parties pertaining to the subject matter hereof, as of the Effective Date; and

(ii)
shall expire and be of no further force or effect from and after the Close of Business on the date (the "Expiry Time") that is the earlier of (i) the Termination Time, and (ii) the date of the annual meeting of the shareholders of the Corporation to be held in 2014.

(b)
Notwithstanding Subsection (a), if the Agreement is not confirmed by a resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of approval of this Agreement at a meeting of the shareholders of the Corporation to be held within six months of the Effective Date then this Plan and all outstanding Rights shall terminate and be null and void and of no further force and effect from and after the Effective Date.

5.21	Declaration as to Non-Canadian Holders

If in the opinion of the Board of Directors (who may rely on the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside of Canada, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on the exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes, or (until such notice is given as required by law) without advance notice to any regulatory or self-regulatory body.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GOLD STANDARD VENTURES CORP.

Per:	“Jonathan T. Awde”
Name: Jonathan T. Awde
Title: President and Chief Executive Officer

By:	“Richard S. Silas”
Name: Richard S. Silas
Title: Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	“Joyce Kam”
Name: Joyce Kam
Title: Relationship Manager

By:	“Evelyn Hsu”
Name: Evelyn Hsu
Title: Relationship Manager

EXHIBIT A

(Form of Rights Certificate)

GOLD STANDARD VENTURES CORP.

Certificate No. ______________  ____________ Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT.  IN CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(B) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME NULL AND VOID WITHOUT FURTHER ACTION.

Rights Certificate

This certifies that _________________________________ is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated as of June 1, 2011, amended, supplemented or restated from time to time (the "Rights Agreement") between Gold Standard Ventures Corp., a corporation incorporated under the laws of British Columbia (the "Corporation") and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time and prior to the Expiry Time (as such terms are defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in the City of Vancouver, British Columbia or, with the approval of the Rights Agent, at any other office of the Rights Agent in the cities designated from time to time by the Corporation.  Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be $<●> (Canadian) per Right, payable to the order of the Corporation by certified cheque, banker’s draft or money order.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase more or less than one Common Share, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights.  Copies of the Rights Agreement are on file at the head office of the Corporation and are available upon written request.

Upon surrender at any of the offices of the Rights Agent designated for such purpose, this Rights Certificate may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered.  If this Rights Certificate is exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of Cdn.$0.00001 per Right, subject to adjustment in certain events.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

[SIGNATURE PAGE FOLLOWS]

WITNESS the facsimile signature of the proper officers of the Corporation.

Date:  _________________________

GOLD STANDARD VENTURES CORP.

By:
Name:
Title:

By:
Name:
Title:

COUNTERSIGNED: COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signatory

Date of Countersignature:

(To be attached to each Rights Certificate)

FORM OF ELECTION TO EXERCISE

TO:           Gold Standard Ventures Corp. c/o Computershare Trust Company of Canada

The undersigned hereby irrevocably elects to exercise

whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

_____________________________________________________________________________
Name

_____________________________________________________________________________
Address

_____________________________________________________________________________
City and Province

_____________________________________________________________________________
Social Insurance, Social Security or other Taxpayer Identification Number

If fewer than all Rights evidenced by this Rights Certificate are exercised hereby, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

_____________________________________________________________________________
Name

_____________________________________________________________________________
Address

_____________________________________________________________________________
City and Province

_____________________________________________________________________________
Social Insurance, Social Security or other Taxpayer Identification Number

Per:
Dated		Signature (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

_____________________________________________
Signature Guaranteed

Signature must be guaranteed by a Schedule 1 Canadian chartered bank or by an eligible guarantor institution with membership in an approved Signature Guarantee Medallion Program.

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all as defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.

(To be executed by the registered holder if such holder desires to transfer the Rights evidenced by this Rights Certificate.)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto

____________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(please print name and address of transferee)

the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint  ______________________________ attorney, to transfer the within Rights on the books of Gold Standard Ventures Corp., with full power of substitution.

Per:
Dated		Signature (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

_______________________________________________
Signature Guaranteed

Signature must be guaranteed by a Schedule 1 Canadian chartered bank or by an eligible guarantor institution with membership in an approved Signature Guarantee Medallion Program.

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (as defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.